Exhibit 99.1

PhotoMedex Reports Second Quarter 2013 Financial Results

Net Income Up 68%, Diluted EPS Up 70%, XTRAC Revenues Up 104%

Gross Margin Expands in all Business Segments

Board Authorizes Additional $30 Million Share Repurchase Program

MONTGOMERYVILLE, Pa.--(BUSINESS WIRE)--August 7, 2013--PhotoMedex, Inc. (NASDAQ: PHMD) today reported financial results for the three and six months ended June 30, 2013. Financial highlights of the 2013 second quarter and first half include:

  First half 2013 revenues of $115.3 million, an increase of 5.6% compared with the prior-year first half, net income of $14.3 million, an increase of 57.7%, and diluted EPS of $0.68, an increase of 51.1%
  Second quarter 2013 revenues of $58.1 million, a decrease of 1.4% compared with the prior-year second quarter and an increase of 1.5% sequentially
  XTRAC® treatment revenues of $4.0 million, an increase of 103.5% compared with the prior-year second quarter and an increase of 56.6% sequentially
  XTRAC® recurring revenue U.S. installed base of 446 at quarter end, an increase of 45 placements during the quarter, including 22 on the Comeback program of previously sold systems
  NEOVA® skin care revenues of $3.1 million, including $1.0 million of NEOVA® consumer revenues, an increase of 42.1% compared with the prior-year second quarter and an increase of 7.8% sequentially
  Consumer revenues of $48.7 million, a decrease of 3.5% compared with the prior-year second quarter and a decrease of 0.8% sequentially
  Direct-to-consumer channel revenues of $30.3 million, a decrease of 10.0% compared with the prior-year second quarter and a decrease of 4.4% sequentially
  Global retail and home shopping channel revenues of $9.9 million, an increase of 1.6% compared with the prior-year second quarter and a decrease of 17.7% sequentially
  Distributor consumer channel revenues of $8.4 million, an increase of 20.4% compared with the prior-year second quarter and an increase of 59.4% sequentially
  Gross profit of $46.7 million, an increase of 0.3% compared with the prior-year second quarter
  Gross margin of 80.4%, compared with 79.0% in the prior-year second quarter
  Pre-tax income of $9.0 million, an increase of 77.0% compared with the prior-year second quarter
  Earnings per diluted share of $0.34, an increase of 70.0% compared with the prior-year second quarter
  Net income of $7.1 million, an increase of 68.4% compared with the prior-year second quarter
  Non-GAAP adjusted income of $11.8 million or $0.56 per diluted share, an increase of 43.6%, compared with the prior-year second quarter
  Board of Directors authorized an additional $30 million common stock share repurchase program

Reported Financial Results

Revenues for the second quarter of 2013 were $58.1 million, a decrease of 1.4% compared with revenues for the second quarter of 2012 of $58.9 million.

Net income for the second quarter of 2013 was $7.1 million or $0.34 per diluted per share, which included $1.3 million in stock-based compensation expense and $1.5 million in depreciation and amortization expense. This compares with net income for the second quarter of 2012 of $4.2 million or $0.20 per diluted share, which included $1.5 million in stock-based compensation expense and $1.4 million in depreciation and amortization expense.

Revenues for the six months ended June 30, 2013 were $115.3 million, an increase of 5.6% compared with revenues for the six months ended June 30, 2012 of $109.2 million.

Net income for the six months ended June 30, 2013 was $14.3 million or $0.68 per diluted per share, which included $2.6 million in stock-based compensation expense and $3.0 million in depreciation and amortization expense. This compares with net income for the six months ended June 30, 2012 of $9.1 million or $0.45 per diluted share, which included $3.3 million in stock-based compensation expense and $2.8 million in depreciation and amortization expense.

As of June 30, 2013 the Company had cash and cash equivalents of $62.5 million or $2.97 per diluted share, compared with $62.3 million as of December 31, 2012. During the second quarter the Company repurchased 324,758 shares of its common stock in the open market at an average price of $16.53 per share, for a total of $5.4 million. Current assets included $28.6 million in accounts receivable, compared with $19.1 million as of December 31, 2012. The increase in accounts receivables was largely due to the timing of $5.2 million of second quarter shipments related to television home shopping special events in Europe and North America, as well as a $5.3 million site letter of credit not collected until after the quarter had ended.

Management expects revenues for the third quarter of 2013 to be in line with second quarter 2013 revenues.

Dr. Dolev Rafaeli, PhotoMedex CEO, commented, “We are pursuing the next major phase of our growth strategy through expansion of the no!no! brand into Brazil and continued ramp-up in Germany, while building the domestic XTRAC business to critical mass by expanding our patient marketing campaigns and installed base of systems. XTRAC advertising has now been rolled out nationally. Our second quarter XTRAC revenues, which more than doubled over the prior year, show the successful execution of our plan.”

Dr. Rafaeli added, “We are very pleased with the earnings and cash flow we have been consistently generating, and with our ability to increase or decrease our media spend as warranted by market conditions and with a focus on driving profitability. During the quarter our U.S. consumer revenues were impacted by the attack during the Boston Marathon and by the tornados in Oklahoma, which muted the response to our domestic consumer advertising programs as our target customers were engaged with these events yet our advertising expenditures had already been committed. Our efforts to cross-sell the Neova skincare line to the consumer market have been very successful, with sales of more than $1.0 million this quarter representing a 10-fold increase in one year.”

Share Repurchase Expanded

Last year on August 18, 2012 the Company announced that its Board of Directors authorized the repurchase of its common shares on the open market during the ensuing 12 months. It is expected that by the 2013 anniversary date of this program, the Company will have fulfilled the $25 million limit under this program. Consequently, the Board of Directors has authorized an additional $30 million share repurchase program of its common shares in the open market over the next 12 months, at such times and prices as determined appropriate by the Company's management in collaboration with the Board of Directors. The shares will be purchased with cash on hand.

“The expansion of our share repurchase program by a further $30 million is reflective of the confidence we have in the growth of PhotoMedex, our ability to generate free cash flow and our commitment to building shareholder value,” Dr. Rafael concluded.

A reconciliation of non-GAAP financial measures to GAAP financial measures, and a presentation of the most directly comparable GAAP financial measures are included below.

Non-GAAP Measures

To supplement PhotoMedex’s consolidated financial statements presented in accordance with GAAP, PhotoMedex provides certain non-GAAP measures of financial performance. These non-GAAP measures include non-GAAP adjusted income and non-GAAP adjusted income per share.

PhotoMedex’s reference to these non-GAAP measures should be considered in addition to results prepared under current accounting standards, but are not a substitute for, nor superior to, GAAP results. These non-GAAP measures are provided to enhance investors' overall understanding of PhotoMedex’s current financial performance and to provide further information for comparative purposes.

Specifically, the Company believes the non-GAAP measures provide useful information to both management and investors by isolating certain expenses, gains and losses that may not be indicative of the Company’s core operating results and business outlook. In addition, PhotoMedex believes non-GAAP measures enhance the comparability of results against prior periods. Reconciliation to the most directly comparable GAAP measure of all non-GAAP measures included in this press release is as follows:

	(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(ooo's) except per share amounts	2013	2012	2013	2012

Net income as reported	$7,094	$4,213	$14,306	$9,070

Adjustments:
Depreciation and amortization expense	1,517	1,389	2,959	2,771
Interest expense, net	4	219	9	408
Income tax expense	1,897	866	4,408	1,106

EBITDA	$10,512	$6,687	$21,682	$13,355

Stock-based compensation expense	1,294	1,535	2,584	3,288

Non-GAAP adjusted income	$11,806	$8,222	$24,266	$16,643
Fully diluted shares outstanding at June 30	21,033	21,035	21,085	19,942
Non-GAAP adjusted income per share	$0.56	$0.39	$1.15	$0.83

Conference Call

PhotoMedex will hold a conference call to discuss the Company's second quarter 2013 results and answer questions today, August 7, 2013 beginning at 11:00 a.m. Eastern time.

To participate in the conference call, dial toll-free 800-894-5910 or International/toll 785-424-1052 (and confirmation code # 5523007). For the convenience of participants in Israel, a local/toll-free number (1-80-925-6145) has been set up (the confirmation code remains the same # 5523007). If you are unable to participate, a replay of the call will be available from 2:00 p.m. Eastern time Wednesday, August 7 to 2:00 p.m. Eastern time Wednesday, August 21 by dialing toll-free 888-203-1112 or International/toll 719-457-0820 (participants in Israel may dial 1-80-924-6038) and using confirmation code # 5523007.

The live broadcast of PhotoMedex, Inc.'s quarterly conference call will be available in the Investor Relations section of www.photomedex.com, and at www.streetevents.com. The online replay will be available shortly after the conclusion of the call.

About PhotoMedex

PhotoMedex is a global skin health company providing integrated disease management and aesthetic solutions to dermatologists, professional aestheticians and consumers. The company provides proprietary products and services that address skin diseases and conditions including psoriasis, vitiligo, acne, actinic keratosis (a precursor to certain types of skin cancer) and photo damage. Its experience in the physician market provides the platform to expand its skin health solutions to spa markets, as well as traditional retail, online and infomercial outlets for home-use products. As a result of its December 2011 merger with Radiancy Inc., PhotoMedex has added a range of home-use devices under the no!no!™ brand, for various indications including hair removal, acne treatment and skin rejuvenation. The company also offers a professional product line for acne clearance, skin tightening, psoriasis care and hair removal sold to physician clinics and spas.

SAFE HARBOR STATEMENT

Some portions of the conference call, particularly those describing PhotoMedex' strategies, operating expense reductions and business plans will contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks, uncertainties and other factors. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including any statements of the plans, strategies and objectives of management for future operations; any statements regarding product development, product extensions, product integration or product marketing; any statements regarding continued compliance with government regulations, changing legislation or regulatory environments; any statements of expectation or belief and any statements of assumptions underlying any of the foregoing. In addition, there are risks and uncertainties related to successfully integrating the products and employees of the Company and Radiancy, as well as the ability to ensure continued regulatory compliance, performance and/or market growth. These risks, uncertainties and other factors, and the general risks associated with the businesses of the Company described in the reports and other documents filed with the SEC, could cause actual results to differ materially from those referred to, implied or expressed in the forward-looking statements. The Company cautions readers not to rely on these forward-looking statements. All forward-looking statements are based on information currently available to the Company and are qualified in their entirety by this cautionary statement. The Company anticipates that subsequent events and developments will cause its views to change. The information contained in this conference call speaks as of the date hereof and the Company has or undertakes no obligation to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.

-- Financial Statements follow --

PHOTOMEDEX, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
(ooo's) except per share amounts	2013	2012	2013	2012

Revenues	$58,065	$58,906	$115,281	$109,179

Cost of revenues	11,390	12,355	23,256	23,589

Gross profit	46,675	46,551	92,025	85,590

Operating expenses:
Selling and marketing	30,468	31,068	59,794	56,903
General and administrative	6,268	9,243	11,927	16,362
Research and development and engineering	814	760	1,587	1,518
	37,550	41,071	73,308	74,783
Operating income	9,125	5,480	18,717	10,807
Interest and other financing income (expense), net	(134)	(401)	(3)	(631)

Income before taxes expense	8,991	5,079	18,714	10,176

Income tax expense (benefit)	1,897	866	4,408	1,106

Net income [1]	$7,094	$4,213	$14,306	$9,070

Net income per share:
Basic	0.34	0.21	0.69	0.47
Diluted	0.34	0.20	0.68	0.45

Shares used in computing net income per share:
Basic	20,573	20,547	20,625	19,455
Diluted	21,033	21,035	21,085	19,942

[1] Includes: depreciation and amortization	1,517	1,389	2,959	2,771
Share-based compensation expense	1,294	1,535	2,584	3,288

CONSOLIDATED STATEMENTS OF REVENUES
(UNAUDITED)

(ooo's)	For the Three Months ended:
	June 30, 2013	March 31, 2013	June 30, 2012
Consumer:
Direct	$30,320	$31,722	$33,696
Distributors	8,435	5,291	7,007
Retailer and home shopping channels	9,918	12,047	9,761
sub-total	48,673	49,060	50,464

Physician Recurring
XTRAC treatments	4,024	2,569	1,977
Skin care	2,142	2,226	2,135
Other	1,210	1,160	1,162
sub-total	7,376	5,955	5,274

Professional	2,016	2,201	3,168

Total Revenues	$58,065	$57,216	$58,906

PHOTOMEDEX, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

(000's)
	June 30, 2013	December 31, 2012
Assets
Cash, cash equivalents, and short-term investments	$62,485	$62,348
Accounts receivable, net	28,548	19,064
Inventories	22,741	22,467
Other current assets	27,519	32,294
Property and equipment, net	8,857	6,759
Other non-current assets	64,982	68,958
Total Assets	$215,132	$211,890

Liabilities and Stockholders' Equity
Accounts payable and accrued liabilities	$27,762	$34,618
Other current liabilities	6,478	5,259
Bank and lease notes payable	374	619
Other liabilities	3,451	4,067
Stockholders' equity	177,067	167,327
Total Liabilities and Stockholders' Equity	$215,132	$211,890

PHOTOMEDEX, INC.
CONDENSED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	For the Six Months Ended
	June 30
	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$14,306	$9,070

Adjustments to reconcile net income to net cash provided by operating activities--
Depreciation and amortization	2,959	2,771
Provision for doubtful accounts	2,125	2,091
Deferred income taxes	1,982	(1,234)
Stock-based compensation	2,584	3,288
Changes in assets and liabilities:
(Increase) decrease in--
Current Assets	(8,357)	(23,717)
Current liabilities	(6,079)	10,076
Net cash provided by operating activities	9,520	2,345

CASH FLOWS FROM INVESTING ACTIVITIES:
Lasers placed in service	(2,780)	(949)
Purchases of PP&E, net	(474)	(218)
Other	(3,285)	(63)
Net cash used in investing activities	(6,539)	(1,230)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of options/issuance (share-purchase) of securities, net	(5,358)	37,651
Repayments of debt	(432)	(2,349)
Net cash (used in) provided by financing activities	(5,790)	35,302

EFFECT OF EXCHANGE RATE CHANGES ON CASH	(239)	(80)

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(3,048)	36,337

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	44,348	16,549

CASH AND CASH EQUIVALENTS, END OF PERIOD	$41,300	$52,886

Supplemental information:
Cash paid for income taxes	$4,381	$10,922
Cash paid for interest	$11	$77

CONTACT:
LHA
Kim Sutton Golodetz, 212-838-3777
Kgolodetz@lhai.com
or
Bruce Voss, 310-691-7100
Bvoss@lhai.com
@LHA_IR_PR
or
PhotoMedex, Inc.
Dennis McGrath, 215-619-3287
Chief Financial Officer
info@photomedex.com